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                                                                     EXHIBIT 4.2

                               FIRST AMENDMENT TO
                         POOLING AND SERVICING AGREEMENT

                  This FIRST AMENDMENT TO THE POOLING AND SERVICING AGREEMENT, dated as of June 30, 2004 (this "Amendment"), is among American Express Receivables Financing Corporation II ("RFC II"), American Express Receivables Financing Corporation III LLC ("RFC III"), American Express Receivables Financing Corporation IV LLC ("RFC IV"), American Express Travel Related Services Company, Inc. (the "Servicer") and The Bank of New York, as trustee (the "Trustee"). This Amendment amends the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of April 16, 2004 (the "Pooling and Servicing Agreement" and, together with this Amendment, the "Amended Pooling and Servicing Agreement").

                                    RECITALS

                  1. Pursuant to Section 13.01(a) of the Pooling and Servicing Agreement, each of RFC II, RFC III and RFC IV has delivered to the Trustee an Officer's Certificate, dated the date of this Amendment, stating that RFC II, RFC III and RFC IV, respectively, reasonably believes that this Amendment will not have an Adverse Effect.

                  2. RFC II, RFC III, RFC IV and the Servicer have satisfied all conditions precedent contained in the Pooling and Servicing Agreement to entering into this Amendment. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                  3. Now, therefore, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

                                   AMENDMENTS

                  SECTION 1. Amendment to Section 1.01. Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting in its entirety the definition of "New Account" and inserting in its place the following:

                  "New Account" shall mean each Optima Card(R), Optima Line of Credit and Sign & Travel(R) account or other credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains a code designation in the related securitization field as described in Section 2.01) established pursuant to an Account Agreement, which account or line of credit is designated pursuant to subsection 2.09(d) to be included as an Account and is identified in the computer file or microfiche list delivered to the Trustee by the Transferors pursuant to Section 2.01 and subsection 2.09(h).


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                  SECTION 2. Amendments of Section 4.02. (a) Section 4.02 of the
Pooling and Servicing Agreement shall be and hereby is amended by deleting in its entirety the proviso in the third paragraph of such Section and inserting in its place the following:

                  ; provided, however, that the Trustee shall sell, liquidate or dispose of any such Eligible Investment before its maturity, if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment; provided further, however, that the Servicer shall deliver prompt written notice to the Trustee of any such default; and provided further that, subject to Section 11.01, the Trustee will not in any way be held liable by reason of any insufficiency in such Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity, in accordance with their terms

                  (b) Section 4.02 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting in its entirety the first proviso in the fifth paragraph of such Section and inserting in its place the following:

                  ; provided, however, that the Trustee shall sell, liquidate or dispose of any such Eligible Investment before its maturity, if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment and the Servicer has delivered written notice to the Trustee of such default; provided further, however, that the Servicer shall deliver prompt written notice to the Trustee of any such default; and provided further that, subject to Section 11.01, the Trustee will not in any way be held liable by reason of any insufficiency in such Special Funding Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity, in accordance with their terms

                  SECTION 3. Amendments of Section 4.03. (a) Section 4.03 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting in its entirety the fourth sentence of Section 4.03(a) and inserting in its place the following:

                  Subject to the first proviso in Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited or to be deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer, on a daily or monthly basis, as directed by the Transferors,
         (x) will distribute to the Transferors any Collections not required to be so deposited as such Collections are collected or (y) will withdraw such excess from the Collection Account and distribute such excess to the Transferors.

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                  (b) Section 4.03 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting in its entirety Section 4.03(c).

                  SECTION 4. Miscellaneous. The amendments provided for by this Amendment shall be effective upon receipt by the Trustee of the following:

                  (a) Notification in writing from each of Moody's and Standard & Poor's to the effect that this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

                  (b) Officers' Certificates of the Transferors to the effect that the Transferors reasonably believe that this Amendment will not have an Adverse Effect.

                  (c) Counterparts of this Amendment, duly executed by the parties hereto.

                  SECTION 5. Pooling and Servicing Agreement in Full Force and Effect as Amended. The Pooling and Servicing Agreement is hereby amended by providing that all references therein to the "Pooling and Servicing Agreement," "this Agreement," "hereby," "hereof" and "herein" shall be deemed from and after the effective date of this Amendment to be a reference to the Amended Pooling and Servicing Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                  SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.




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                  IN WITNESS WHEREOF, RFC II, RFC III, RFC IV, the Servicer and
the Trustee have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

                                 AMERICAN EXPRESS RECEIVABLES
                                   FINANCING CORPORATION II,
                                 as a Transferor


                                 By: /s/ David L. Yowan
                                     -------------------------------------------
                                     Name:  David L. Yowan
                                     Title: President

                                 AMERICAN EXPRESS RECEIVABLES
                                   FINANCING CORPORATION III LLC,
                                 as a Transferor


                                 By:  /s/ Traci L. Memmott
                                     -------------------------------------------
                                     Name:  Traci L. Memmott
                                     Title: Vice President and Treasurer

                                 AMERICAN EXPRESS RECEIVABLES
                                   FINANCING CORPORATION IV LLC,
                                 as a Transferor


                                 By: /s/  Robert C. Radle
                                     -------------------------------------------
                                     Name:  Robert C. Radle
                                     Title: President

                                 AMERICAN EXPRESS TRAVEL RELATED
                                   SERVICES COMPANY, INC.,
                                 as Servicer

                                 By: /s/  David L. Yowan
                                     -------------------------------------------
                                     Name:  David L. Yowan
                                     Title: Senior Vice President and Treasurer

                                 THE BANK OF NEW YORK,
                                 as Trustee

                                 By: /s/  Catherine Cerilles
                                     -------------------------------------------
                                     Name:  Catherine Cerilles
                                     Title: Assistant Vice President



         [Signature Page to First Amendment to Amended and Restated PSA]


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